UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2013

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Career Education Corporation (the “Company”) entered into a Stipulation of Settlement, dated October 25, 2013, to resolve previously disclosed stockholder derivative actions and demands, including Bangari v. Lesnik, et al; Cook v. McCullough, et al; and Alex v. McCullough, et al. The actions are described in greater detail in Note 9 to the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013.

On November 6, 2013, the U.S. District Court for the Northern District of Illinois entered an order granting preliminary approval of the settlement. The Court has scheduled a hearing for the consideration of final approval of the proposed settlement on January 22, 2014, as described in the Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (the “Notice”), a copy of which is attached as Exhibit 99.1. The Company files this Current Report on Form 8-K and the attached Notice pursuant to the terms of the Stipulation of Settlement. The Notice and the Stipulation of Settlement may be found on the Investor Relations page of the Company’s website at www.careered.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General
Counsel and Corporate Secretary

Dated: November 20, 2013

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions

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